SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant:  ☒                             Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

AMTRUST FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 23, 2018, the Special Committee of the Board of Directors of AmTrust Financial Services, Inc. (the “Company”) sent the following letter to the Company’s stockholders of record for its upcoming special meeting of stockholders to be held on June 4, 2018:

Vote FOR the $13.50 Cash Merger Proposal

The Merger Delivers Highest Value to AmTrust’s Public Stockholders

Vote the Enclosed WHITE Proxy Today

May 23, 2018

Dear Stockholder,

On June 4, 2018, a special meeting of the stockholders of AmTrust Financial Services, Inc. will be held to vote on the Company’s previously announced going-private transaction. Under the merger agreement, Evergreen Parent, L.P. will acquire for $13.50 per share in cash the approximately 45% of the Company’s shares of common stock that the Karfunkel-Zyskind Family and certain of its affiliates and related parties do not already own or control, subject to regulatory approval and other closing conditions.

The Special Committee of the AmTrust Board of Directors Unanimously Recommended the Merger

The $13.50 per share cash offer provides immediate liquidity at a significant, certain premium. In particular, it represents a:

•	33% premium to AmTrust’s unaffected closing common stock price on January 9, 2018[1]; and

•	10%+ increase over the buyer group’s initial $12.25 per share cash proposal.

This increase in value is the direct result of extensive negotiations that the Special Committee pursued to serve the public stockholders’ interests and to maximize value. From the beginning, the initial proposal was conditioned on approval of an independent special committee, “majority of the minority” stockholder approval and other procedural standards established under Delaware law.

Rigorous Process Led by Experienced, Independent Special Committee

The transaction announced on March 1 is the culmination of a rigorous, independent review process designed to maximize value for public stockholders and serve the best interests of public stockholders.

As part of this process, the Board established a Special Committee to review the proposal and other strategic alternatives available to the Company. The Special Committee is comprised solely of the following independent directors: Donald DeCarlo, Susan Fisch, Abraham Gulkowitz and Raul Rivera. In addition to being independent, the members of the Special Committee have deep experience in the insurance industry as well as expertise in mergers and acquisitions, and finance. The Special Committee also appointed and was assisted by leading independent financial and legal advisors, Deutsche Bank Securities Inc. and Willkie Farr & Gallagher LLP.

The Special Committee held 28 meetings and considered a wide range of alternatives, including continuing to operate as a standalone public company, to determine whether greater value to the merger could be achieved.

The Special Committee Unanimously Determined That the Merger Delivers Highest Value to Public Stockholders

As detailed in the Company’s filings with the Securities and Exchange Commission, following this review process and acting with the advice and assistance of its independent legal and financial advisors, having considered the potential benefits and risks associated with alternative options, including continuing as a standalone public company, the Special Committee unanimously determined that the merger provided the highest price available and was in the best interests of public stockholders, and recommended that the Board approve the merger.

[1]	The last trading day prior to the public announcement to acquire all common shares outstanding of AmTrust that the Karfunkel-Zyskind Family did not already own or control

The merger agreement permits the Board or the Special Committee to consider and respond to any unsolicited third-party acquisition proposals. Notably, since the public announcement of the proposal in January 2018, no other acquisition proposal or indication of interest from any third party has been received.

AmTrust’s Historical Stock Price Decline Reflects Business Risks and Uncertainties Facing the Company. The Transaction Provides Public Stockholders with Certain Value and Removes These Risks

Despite numerous actions taken to strengthen its balance sheet, AmTrust continues to face various business risks and uncertainties. Over the past year, the Company’s stock price has declined 62.5%2.

In addition to providing immediate liquidity at a significant premium, the merger provides certain value to the public stockholders and shifts the business risks and uncertainties faced by the Company to the buyer group.

We do not believe that public stockholders could achieve the same value as provided by the merger were the Company to continue as a standalone public company due to the public market’s emphasis on short-term performance and the potential risks and uncertainties associated with the Company’s business.

Independent industry analysts agree and recognize the certainty of value provided by the merger and the significant downside risks faced by public stockholders should the merger not be approved. For example:

“We believe the $13.50 offer price (116% of 4Q17 BVPS) will be accepted, since we think the shares would struggle to reach that level if AmTrust remains a public company... We believe difficult P&C market conditions and uncertainty about AmTrust’s core earnings prospects will limit near-term outperformance.”

- Keefe, Bruyette & Woods; March 19, 2018

“…we think that if the going-private transaction is disrupted, AFSI shares are much more likely to trade down significantly (we note that they closed at $10.15 on January 9, 2018, before the initial $12.25 go-private offer was disclosed) rather than up.” - Keefe, Bruyette & Woods; May 17, 2018

Vote FOR the Merger Today

The Special Committee has had one goal from the beginning – to maximize value and reach the best possible outcome for public stockholders. The Special Committee reviewed all available options carefully and thoroughly, and believes that the going-private transaction serves the best interests of public stockholders.

Stockholders of record as of April 5, 2018 will be entitled to vote at the June 4 special meeting. The record date was set and announced in accordance with applicable NASDAQ rules and Delaware law.

The Board of Directors unanimously recommends stockholders vote “FOR” the merger on the enclosed proxy card.

Sincerely,

The Special Committee of the AmTrust Board of Directors

[2]	From $27.06 on January 9, 2017 to an unaffected closing stock price of $10.15 on January 9, 2018

If you have any questions or need assistance in completing the proxy card, please contact our solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

Call Toll-Free (800) 322-2885

Email: Amtrust@mackenziepartners.com

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This letter is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company or MacKenzie Partners, Inc., the Company’s proxy solicitor.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as amended on Form 10-K/A filed with the SEC on April 23, 2018. A more complete description is available in the proxy statement on Schedule 14A filed with the SEC on May 4, 2018. You may obtain free copies of these documents as described in the preceding paragraph.

PROXY

AMTRUST FINANCIAL SERVICES, INC.

Special Meeting of Stockholders to be held on June 4, 2018

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen Ungar as proxy of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of AmTrust Financial Services, Inc. (the “Company”) that the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at 800 Superior Avenue, Cleveland, Ohio 44114, on Monday, June 4, 2018 at 10:00 a.m. (Eastern Time), and at any adjournment, postponement or continuation thereof, as set forth on the reverse side of this proxy card.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

AMTRUST FINANCIAL SERVICES, INC.

June 4, 2018

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To adopt the Agreement and Plan of Merger, dated as of March 1, 2018 (as amended, supplemented or otherwise modified from time to time), by and among Evergreen Parent, L.P., a Delaware limited partnership, Evergreen Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and AmTrust Financial Services, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to act upon such other business that may properly come before the special meeting and any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.